ADDENDUM TO THE FOURTH ADDENDUM TO STANDARD
                       ASSET PURCHASE CONTRACT AND RECEIPT

         This is an addendum to that certain Fourth Addendum to Standard Asset Purchase Contract and Receipt by and between Richard H. Weitz or his corporate assigns (hereinafter referred to as "Buyer") and Health Express USA, Inc. (hereinafter referred to as "Seller") regarding the property legally known as Healthy Bites Grill, 1538-A East Commercial Blvd., Ft. Lauderdale, Florida.

         Now therefore in consideration of ten dollars ($10.00) and the mutual promises and covenants contained herein, the parties agree as follows:

         The parties hereby agree that the Fourth Addendum to the Contract shall be hereby amended as follows:

         In the event the payoff for the POS System exceeds the sum of seven thousand seven hundred fifty four dollars and six cents ($7,754.06) collected at closing, then in that event, any excess payoff shall be the responsibility of the Seller and shall be paid from the funds held in escrow by the Buyer's attorney. In the event that the payoff collected at closing is less than the actual payoff for the POS System, then, in that event, Buyer shall be entitled to the excess collected funds.

SELLER:                                   WITNESSES:

Health Express USA, Inc.
d/b/a Healthy Bites Grill


By:    /s/ Douglas Baker                  /s/
     ----------------------------         --------------------------------------
         Douglas Baker
         Chief Executive Officer

Date:

BUYER:

       /s/ Richard H. Weitz               /s/
---------------------------------         --------------------------------------
         Richard H. Weitz

Date:   9/23/02
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